EX-99.B11-consent

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 54 to the registration statement on Form N-1A (the "Registration Statement") of our report dated November 3, 1995, relating to the financial statements and financial highlights of United Vanguard Fund, Inc., which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Class A Shares Prospectus and the Class Y Shares Prospectus which constitute part of this Registration Statement. We also consent to the reference to us under the heading "Custodial and Auditing Services" in such Statement of Additional Information, to the references to us under the heading "Financial Highlights" in the Class A Shares Prospectus and the Class Y Shares Prospectus and to the references to us under the heading "Independent Accountants" in the Class A Shares Prospectus and the Class Y Shares Prospectus.



Price Waterhouse LLP
Kansas City, Missouri
December 28, 1995